SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                FORM 8-K/A

                     FIRST AMENDMENT TO CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report:   October 14, 1994

Date of earliest
event reported:   October 3, 1994




                               STANHOME INC.
_________________________________________________________________________
          (Exact name of registrant as specified in its charter)


MASSACHUSETTS                       0-1349                  04-1864170
_________________________________________________________________________
(State or other jurisdiction      (Commission             (IRS Employer
      of incorporation)           File Number)        Identification No.)


333 WESTERN AVENUE, WESTFIELD, MASSACHUSETTS                01085
_________________________________________________________________________
  (Address of principal executive offices)                (Zip Code)


     Registrant's telephone number, including area code (413) 562-3631













                           Total Number of Pages Contained Herein:   42

                       Index to Financial Statements and Pro Forma
              Financial Information to this Form 8-K/A is on Page:    3
                              AMENDMENT NO. 1

      The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated October 14, 1994 as set forth in the pages attached hereto:

Item 7.  Financial Statements and Exhibits.

      The financial statements of businesses acquired and pro forma financial information attached hereto and described on the following INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION are hereby filed as a part of the Current Report on Form 8-K dated October 14, 1994.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                    STANHOME INC.____________________
                                          (Registrant)




Date:  December 14, 1994            By/s/G. William Seawright________
                                      G. William Seawright, President
                                      and Chief Executive Officer

Item 7                                                Form 8-K/A Page No.
- ------                                                -------------------

     INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION


Financial statements of businesses acquired

    Lilliput Group plc consolidated                            4
    Group Profit and Loss Account and
    Statement of Total Recognised
    Gains and Losses for the year ended
    December 31, 1993, December 31, 1993
    Balance Sheet and Cash Flows for the
    year ended December 31, 1993


    Report of Independent Auditors                            26


    Consent of Independent Auditors                           27


    Lilliput Group plc condensed consolidated                 28
    Group Profit and Loss Account and
    Total Recognised Gains and Losses
    for the nine months ended September 30, 1994, September 30, 1994 Balance Sheet and Cash Flows for the nine months ended September 30, 1994


Pro forma financial information

    Stanhome Inc. and Lilliput Group plc                      35
    September 30, 1994 Pro Forma Condensed
    Consolidated Balance Sheet


    Stanhome Inc. and Lilliput Group plc                      38
    for the year ended December 31, 1993
    Pro Forma Condensed Consolidated
    Statement of Income


    Stanhome Inc. and Lilliput Group plc                      40
    for the nine months ended September 30,
    1994 Pro Forma Condensed Consolidated
    Statement of Income


    Notes To Pro Forma Financial Information                  42

                            LILLIPUT GROUP plc

                   GROUP PROFIT AND LOSS ACCOUNT FOR THE
                        YEAR ENDED 31 DECEMBER 1993
                             (1992 Unaudited)
                                       Notes     1993        1992
                                                (pound)     (pound)
                                                 (000)       (000)
Turnover                                2       16,506      13,581

Cost of sales                                   (8,117)     (6,960)
                                                ------      ------
Gross profit                                     8,389       6,621

Distribution costs                              (2,940)     (2,576)
Administrative expenses                         (2,398)     (1,916)
                                                ------      ------
                                                (5,338)     (4,492)
                                                ------      ------
Operating Profit                        3        3,051       2,129
                                                ------      ------

Interest receivable                                 95          24
Interest payable                        6          (71)       (145)
                                                ------      ------
                                                    24        (121)
                                                ------      ------
Profit on ordinary activities
before taxation                                  3,075       2,008

Tax on profit on ordinary activities    7       (1,094)       (630)
                                                ------      ------
Profit on ordinary activities
after taxation                          8        1,981       1,378

Preference dividends                    9         (156)       (115)
                                                ------      ------
Profit attributable to equity
shareholders                                     1,825       1,263

Ordinary dividends                      9         (413)       (203)
                                                ------      ------
Retained profit for the year           22        1,412       1,060
                                                ======      ======


Earnings per ordinary share            10          9.5p        6.7p



                            LILLIPUT GROUP plc

                    GROUP STATEMENT OF TOTAL RECOGNISED
                    GAINS AND LOSSES FOR THE YEAR ENDED
                             31 DECEMBER 1993
                             (1992 Unaudited)

                                                          1993      1992
                                                         (pound)   (pound)
                                                          (000)     (000)
Profit on ordinary activities after taxation              1,981     1,378

Exchange difference on retranslation of net
   assets of subsidiary undertaking                          13        94
                                                         ------    ------
Total recognised gains and losses relating to the year    1,994     1,472
                                                         ======    ======

RECONCILIATION OF SHAREHOLDERS' FUNDS

                                                          1993      1992
                                                         (pound)   (pound)
                                                          (000)     (000)

Total recognised gains and losses                         1,994     1,472

Dividends                                                  (569)     (318)

Other movements
   New shares issued                                      3,082         -
   Share issue costs                                       (603)        -
   Shares redeemed                                       (1,519)        -
                                                         ------    ------
                                                          2,385     1,154
Shareholders' funds at 4 January                          2,339     1,185
                                                         ------    ------
Shareholders' funds at 31 December                        4,724     2,339
                                                         ======    ======


                            LILLIPUT GROUP plc

                               BALANCE SHEET
                            AT 31 DECEMBER 1993
                       (1992 and Company Unaudited)

                                            Group            Company
                                 Notes   1993     1992     1993    1992
                                        (pound)  (pound)  (pound) (pound)
                                         (000)    (000)    (000)   (000)
Fixed assets
Tangible assets                  11      1,801    1,862        -       -
Investments                      12          -        -    1,425   1,843
                                        ------   ------   ------  ------
                                         1,801    1,862    1,425   1,843
                                        ------   ------   ------  ------

Current assets
Stocks                           13        858      416        -       -
Debtors                          14      2,145    2,020       52     237
Cash at bank and in hand         15      4,021    1,244    3,058       -
                                        ------   ------   ------  ------
                                         7,024    3,680    3,110     237

Creditors: amounts falling
due within one year              16      3,439    2,531    1,038     203
                                        ------   ------   ------  ------
Net current assets                       3,585    1,149    2,072      34
                                        ------   ------   ------  ------
Total assets less current
  liabilities                            5,386    3,011    3,497   1,877

Creditors: amounts falling due
after more than one year         17       (641)    (664)       -       -

Provision for liabilities
and charges                      20        (21)      (8)      (4)      -
                                        ------   ------   ------  ------
                                         4,724    2,339    3,493   1,877
                                        ======   ======   ======  ======

Capital and reserves
Called up share capital          21      1,163    1,700    1,163   1,700
Share premium account            22      2,286      140    2,286     140
Profit and loss account          22      1,275      499       44      37
                                        ------   ------   ------  ------
                                         4,724    2,339    3,493   1,877
                                        ======   ======   ======  ======

                            LILLIPUT GROUP plc

                       GROUP STATEMENT OF CASH FLOWS

                    FOR THE YEAR ENDED 31 DECEMBER 1993
                             (1992 Unaudited)


                                       Notes     1993        1992
                                                (pound)     (pound)
                                                 (000)       (000)
Net cash inflow from operating
activities                              3(b)     3,383       2,577

Returns on investment and servicing
of finance
Interest received                                   95          24
Interest paid                                      (71)       (145)
Dividends paid                                    (631)       (188)
                                                ------      ------
Net cash outflow from returns on
investments and servicing of finance              (607)       (309)
                                                ------      ------

Taxation
Corporation tax paid                              (612)       (358)

Investing activities
Payments to acquire tangible
  fixed assets                                    (319)       (274)
Receipts from sales of tangible
  fixed assets                                      23          43
                                                ------      ------
Net cash outflow from investing
activities                                        (296)       (231)
                                                ------      ------
Net cash inflow before financing                 1,868       1,679
                                                ======      ======

Financing
Issue of ordinary share capital        23       (3,082)          -
Redemption of share capital            23        1,519           -
Share issue costs                      23          603           -
Repayment of long term loans           18            1         953
Repayments of capital element of
finance lease rentals                  19           51         168
                                                ------      ------
Net cash (inflow)/outflow
  from financing                                  (908)      1,121

Increase in cash and cash
  equivalents                          15        2,776         558
                                                ------      ------
                                                 1,868       1,679
                                                ======      ======


                            LILLIPUT GROUP plc

                           NOTES TO THE ACCOUNTS

                            AT 31 DECEMBER 1993

                 (1992 AND COMPANY INFORMATION UNAUDITED)
                  --------------------------------------
1.  ACCOUNTING POLICIES

a) Basis of preparation
The accounts are prepared under the historical cost convention and in accordance with applicable accounting standards.

b) Basis of consolidation
The group accounts consolidate the accounts of Lilliput Group plc and all its subsidiary undertakings drawn up to 31 December each year. The 1992 accounts were drawn up to 3 January 1993.

c) Research and development
Research and development expenditure is written off as it is incurred.

d) Depreciation
Depreciation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost or valuation, less residual value, of each asset on a straight line basis over its expected useful life. The expected useful lives are:

Freehold buildings                  50 years
Leasehold land and buildings        the term of the lease in equal annual
                                    instalments
Plant, machinery and equipment      4 to 5 years
Motor vehicles                      4 years

e) Leased assets
Assets held under hire purchase contracts and finance leases, which are those where substantially all the risks and rewards of ownership of the asset have passed to the group, are capitalised in the balance sheet and are depreciated over their useful lives.

      The interest element of the rental obligations is charged to the profit and loss account over the period of the contract or lease and represents a constant proportion of the balance of capital repayments outstanding.

      Rentals paid under operating leases are charged to income on a straight line basis over the term of the lease.

f) Stocks
Stocks are stated at the lower of cost and net realisable value. Cost comprises amounts incurred in bringing each product to its present location and condition as follows:

Raw materials                          - purchase cost on a first-in, first
                                         out basis
Work in progress and finished goods    - cost of direct materials and
                                         labour plus attributable overheads
                                         based on the normal level of
                                         activity.

Net realisable value is based on estimated selling price less further costs expected to be incurred to completion and disposal.

g) Deferred taxation
Deferred taxation is provided using the liability method on all timing differences to the extent that they are expected to reverse in the future without being replaced, calculated at the rate at which it is anticipated the timing differences will reverse.

h) Foreign currencies
Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction or at the contracted rate if the transaction is covered by a forward exchange contract. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date or, if appropriate, at the forward contract rate. Investments in overseas subsidiary undertakings are translated at the rate of exchange ruling at the date of the investment. All differences are taken to the profit and loss account.

      On consolidation, the accounts of overseas subsidiary undertakings are translated at the rate of exchange ruling at the balance sheet date. The exchange difference arising on the retranslation of opening net assets is taken directly to reserves. All other translation differences are taken to the profit and loss account.

i) Pensions
The group operates a defined contribution pension scheme. Contributions are charged to the profit and loss account as they become payable in accordance with the rules of the scheme.

2.  TURNOVER AND SEGMENTAL ANALYSIS

Turnover represents the amounts derived from the provision of goods and services which fall within the group's ordinary activities, stated net of value added tax.

      All of the turnover, operating profit and net operating assets (i.e., excluding those assets and liabilities on which interest is earned or paid respectively) relate to the manufacture and sale of miniature cottages as collectables and giftware, and are analysed as follows:


a) Turnover by geographical location

                                                       1993       1992
                                                      (pound)    (pound)
                                                       (000)      (000)

United Kingdom                                        12,074      9,538
United States of America                               4,432      4,043
                                                      ------     ------
                                                      16,506     13,581
                                                      ======     ======
b) Turnover by destination

United Kingdom                                        10,131      8,132
United States of America                               4,432      4,043
Continental Europe                                     1,313        906
Rest of World                                            630        500
                                                      ------     ------
                                                      16,506     13,581
                                                      ======     ======
c) Profit

United Kingdom                                         2,854      1,923
United States of America                                 197        206
                                                      ------     ------
Operating profit                                       3,051      2,129
Net interest                                              24       (121)
                                                      ------     ------
Profit on ordinary activities before taxation          3,075      2,008
                                                      ======     ======

d) Operating assets
                                                       1993       1992
                                                      (pound)    (pound)
                                                       (000)      (000)
United Kingdom                                         2,061      2,109
United States of America                                 511        438
                                                      ------     ------
                                                       2,572      2,547

Unallocated net assets/(liabilities)                   2,152       (208)
                                                      ------     ------
Total net assets                                       4,724      2,339
                                                      ======     ======
Unallocated net assets/(liabilities) comprise:-

Cash at bank and in hand                               4,021      1,244
Loans                                                   (672)      (673)
Corporation tax liabilities                           (1,036)      (568)
Proposed dividend                                       (140)      (203)
Provision for deferred tax                               (21)        (8)
                                                      ------     ------
                                                       2,152       (208)
                                                      ======     ======
3.  OPERATING PROFIT
                                                       1993       1992
                                                      (pound)    (pound)
                                                       (000)      (000)
a) This is stated after charging/(crediting):

Auditors' remuneration - audit services                   36         25
                       - non-audit services               12          7
Depreciation of tangible fixed assets - owned            303        193
                                      - leased            65         42
Operating lease rentals - plant and machinery             12          8
                        - land and buildings             172        169
                        - other                          119        132
Profit on disposal of tangible fixed assets              (11)        (9)
                                                      ======     ======
b) Reconciliation of operating profit to net
   cash inflow from operating activities

Operating profit                                       3,051      2,129
Depreciation charges                                     368        235
Profit on sale of tangible fixed assets                  (11)        (9)
                                                      ------     ------
                                                       3,408      2,355
(Increase)/decrease in stocks                           (441)       375
Increase in debtors                                     (108)      (177)
Increase in creditors                                    524         24
                                                      ------     ------
Net cash inflow from operating activities              3,383      2,577
                                                      ======     ======

4.  DIRECTORS' REMUNERATION
                                                       1993       1992
                                                      (pound)    (pound)
                                                       (000)      (000)

Fees                                                       6          -
Other emoluments (including pension contributions)
   Basic salaries                                        365        289
   Benefits                                               52         21
   Performance related bonuses                             6        121
   Pension contributions                                  40         36
                                                      ------     ------
                                                         469        467
                                                      ======     ======

Benefits in kind comprise fully expensed cars which are stated at the Inland Revenue scale charge and medical cover stated at cost.
      For the year ended 31 December 1992, performance related bonuses were payable to executive directors based on the achievement of targets set for return on operating assets. Five of the UK based directors waived their entitlement to performance related bonuses for the year ended 31 December 1993. Had they not done so, they would have received bonuses totalling (pounds)50,000. The bonus payable for that year relates to the achievement of targets set for profit before taxation at the company's US subsidiary undertaking.
      On 26 August 1993, J A Russell, A R Dunning, R E Freestone, D J Tate and P G Thomas were each granted options over 10,000 "B" ordinary shares at an exercise price of 50p per share. These options were exercised on 11 November 1993.

The emoluments of the chairman, who is also the highest paid UK director, are as follows:-

Salary                                                    83         58
Benefits                                                  13          5
                                                      ------     ------
                                                          96         63
Performance related bonus                                  -         29
                                                      ------     ------
                                                          96         92
Pension contributions                                     15         15
                                                      ------     ------
                                                         111        107
                                                      ======     ======








The emoluments (excluding pension contributions) of the directors, fell within the following ranges:

                                                          No         No

            Nil  -   (pounds)5,000                         2          1
 (pounds)20,001  -  (pounds)25,000                         1          -
 (pounds)45,001  -  (pounds)50,000                         3          -
 (pounds)55,001  -  (pounds)60,000                         -          3
 (pounds)60,001  -  (pounds)65,000                         1          -
 (pounds)70,001  -  (pounds)75,000                         -          1
 (pounds)90,001  -  (pounds)95,000                         -          1
 (pounds)95,001  - (pounds)100,000                         2          -
(pounds)100,001  - (pounds)105,000                         -          1

5. EMPLOYEE INFORMATION
                                                       1993       1992
                                                      (pound)    (pound)
                                                       (000)      (000)
Wages and salaries                                     5,571      4,880
Social security costs                                    436        402
Other pension costs                                      112         90
                                                      ------     ------
                                                       6,119      5,372
                                                      ======     ======

The average weekly number of employees during the year was made up as follows:

                                                        No         No

Manufacturing                                            491        434
Office and management                                     74         61
                                                      ------     ------
                                                         565        495
                                                      ======     ======


6. INTEREST PAYABLE

                                                        1993       1992
                                                       (pound)    (pound)
                                                        (000)      (000)
Bank loans, overdrafts and other loans wholly
   repayable within five years                              6         36
Bank loans not wholly repayable within five years          60         87
Finance charges payable under finance leases
   and hire purchase contracts                              5         22
                                                       ------     ------
                                                           71        145
                                                       ======     ======


7.  TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                        1993       1992
                                                       (pound)    (pound)
                                                        (000)      (000)
Based on the profit for the year:
   Corporation tax at 33%                               1,041        545
   Overseas taxation                                       62         94
   Deferred taxation                                       (7)        10
                                                       ------     ------
                                                        1,096        649
Adjustments in respect of previous years                   (2)       (19)
                                                       ------     ------
                                                        1,094        630
                                                       ======     ======

8.  PROFIT ATTRIBUTABLE TO MEMBERS OF THE PARENT COMPANY

The profit dealt with in the accounts of the parent company was (pounds)1,224,000 (1992: (pounds)354,000).

9.  DIVIDENDS

                                                        1993       1992
                                                       (pound)    (pound)
                                                        (000)      (000)

Preference               - paid                           156        115
                                                       ======     ======
Preferred ordinary       - paid                           273          -
                         - proposed                         -        203
Ordinary                 - final proposed 0.6p            140          -
                                                       ------     ------
                                                          413        203
                                                       ======     ======


10.  EARNINGS PER ORDINARY SHARE

Earnings per ordinary share are based on the profit for the year after deducting preference dividends and on 19,286,503 (1992: 18,867,970) ordinary shares, being the weighted average number of ordinary shares in issue, as adjusted, during the year.














11.  TANGIBLE FIXED ASSETS

                                                     Plant,
                           Land and buildings      machinery
                                        Short      and         Motor
                           Freehold   leasehold   equipment   vehicles   Total
                           (pound)     (pound)     (pound)    (pound)   (pound)
                            (000)       (000)       (000)      (000)     (000)
Cost:
At 4 January 1993           1,133        103       1,501         154     2,891
Exchange adjustment             -          -           4           -         4
Additions                       1         29         148         141       319
Disposals                       -          -         (15)        (37)      (52)
                            -----      -----       -----       -----     -----
At 31 December 1993         1,134        132       1,638         258     3,162
                            -----      -----       -----       -----     -----
Depreciation:
At 4 January 1993              88         30         814          97     1,029
Exchange adjustment             -          -           4           -         4
Provided during the year       23         15         292          38       368
Disposals                       -          -         (10)        (30)      (40)
                            -----      -----       -----       -----     -----
At 31 December 1993           111         45       1,100         105     1,361
                            -----      -----       -----       -----     -----
Net book value:
At 31 December 1993         1,023         87         538         153     1,801
                            =====      =====       =====       =====     =====

At 4 January 1993           1,045         73         687          57     1,862
                            =====      =====       =====       =====     =====


Included in fixed assets above are the following amounts relating to assets acquired under finance leases and hire purchase contracts:-

                                                                         (pound)
                                                                          (000)
Net book value:
At 31 December 1993                                                         14
                                                                          ====

At 4 January 1993                                                           96
                                                                          ====

12. INVESTMENT IN SUBSIDIARY UNDERTAKINGS



                                                        1993       1992
                                                       (pound)    (pound)
                                                        (000)      (000)
At 4 January                                            1,843      1,914
Amount received from subsidiary undertakings             (418)       (71)
                                                        -----      -----
At 31 December                                          1,425      1,843
                                                        =====      =====


Details of the investments in which the company holds more than 10% of the nominal value of any class of share capital are as follows:


               Country of
               registration                 Proportion
               (or                          of voting
Subsidiary     incorporation)               rights and    Nature of
undertaking    and operation     Holding    shares held   business

Lilliput Lane  England and       Ordinary   100%          Manufacture
Ltd            Wales             shares                   of miniature
                                                          cottages for
                                                          sale as
                                                          collectables
                                                          and giftware

Lilliput Inc   USA               Common     100%          Distribution of
                                 stock                    Lilliput Lane
                                                          and other
                                                          collectable/
                                                          giftware
                                                          products

Lilliput       England and       Ordinary   100%          Dormant
Creations Ltd  Wales             shares



13.  STOCKS

                                                        1993       1992
                                                       (pound)    (pound)
                                                        (000)      (000)
Raw materials and consumables                             101        114
Work in progress                                           79         73
Finished goods                                            678        229
                                                       ------     ------
                                                          858        416
                                                       ======     ======

The difference between purchase price or production cost of stocks and their replacement cost is not material.





14.  DEBTORS

                                         Group           Company
                                   1993      1992      1993     1992
                                  (pound)   (pound)   (pound)  (pound)
                                   (000)     (000)     (000)    (000)
Trade debtors                      1,868     1,789         -        -
Other debtors                         76        97        52       34
Prepayments and accrued income       201       134         -        -
Amount owed by subsidiary
   undertaking                         -         -         -      203
                                  ------    ------    ------   ------
                                   2,145     2,020        52      237
                                  ======    ======    ======   ======

15.  CASH AND CASH EQUIVALENTS

Analysis of balances as shown in the group balance sheet and changes during the current and previous year:

                                                               Change
                                             1993      1992    in year
                                            (pound)   (pound)  (pound)
                                             (000)     (000)    (000)

Cash at bank and in hand                     4,021     1,244    2,777
                                             =====     =====    =====

                                                               Change
                                             1992      1991    in year
                                            (pound)   (pound)  (pound)
                                             (000)     (000)    (000)
Cash at bank and in hand                     1,244       803      441
Bank overdraft                                   -       (68)      68
                                             -----     -----    -----
                                             1,244       735      509
                                             =====     =====    =====

                                                       1993     1992
                                                      (pound)  (pound)
                                                       (000)    (000)
Balance at 4 January                                   1,244      735
Net cash inflow before adjustments for
   the effect of foreign exchange rates                2,776      558
Effect of foreign exchange rate changes                    1      (49)
                                                       -----    -----
                                                       4,021    1,244
                                                       =====    =====








16.   CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                           Group             Company
                             Notes     1993     1992      1993     1992
                                      (pound)  (pound)   (pound)  (pound)
                                       (000)    (000)     (000)    (000)
Current instalments due
  on loans                    18          33       42         -        -
Obligations under finance
  leases and hire
  purchase contracts          19          31       51         -        -
Trade creditors                          414      445         -        -
Amount owed to subsidiary
  undertaking                              -        -       898        -
Corporation tax                        1,036      568         -        -
Other taxes and social
  security                               598      489         -        -
Accruals                                 825      602         -        -
Deferred income                          362      131         -        -
Dividends                                140      203       140      203
                                      ------   ------    ------   ------
                                       3,439    2,531     1,038      203
                                      ======   ======    ======   ======

Included within accruals is (pounds)19,000 (1992: (pounds)12,000) relating to outstanding contributions payable to the pension scheme.

17.  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                Notes    1993       1992
                                                        (pound)    (pound)
                                                         (000)      (000)
Bank loans                                       18        639        631
Obligations under finance leases
 and hire purchase contracts                     19          2         33
                                                        ------     ------
                                                           641        664
                                                        ======     ======


18.  BANK LOANS

                                                         1993       1992
                                                        (pound)    (pound)
                                                         (000)      (000)
Not wholly repayable within five years                     672        673

Amounts due within one year                                (33)       (42)
                                                        ------     ------
                                                           639        631
                                                        ======     ======
Instalments not due within five years                      502        449
                                                        ======     ======

Details of loans not wholly repayable within 5 years are as follows:

Bank loan repayable over 15 years from 30 September
1990 in monthly instalments of (pounds)2,730 at an
interest rate of 2% above base rate                         256      263


Bank loan repayable over 20 years from 30 September
1990 in monthly instalments of (pounds)3,852 at an
interest rate of 7.81%                                      416      410
                                                         ------   ------
                                                            672      673
                                                         ======   ======


Amounts due at 31 December 1993 are repayable as follows:

After five years                                            502      449
Between two and five years                                  107      140
Between one and two years                                    30       42
                                                         ------   ------
                                                            639      631
Within one year                                              33       42
                                                         ------   ------
                                                            672      673
                                                         ======   ======


The bank loans are secured by a fixed charge over freehold properties and book debts and a floating charge over all other assets.

Analysis of changes in group loan financing during the year:

At 4 January                                                673    1,626
Net cash outflow from financing                              (1)    (953)
                                                         ------   ------
At 31 December                                              672      673
                                                         ======   ======

19.  OBLIGATIONS UNDER LEASES AND HIRE PURCHASE CONTRACTS

                                                       1993      1992
                                                      (pound)   (pound)
                                                       (000)     (000)
Amounts payable:                                       (000)     (000)
   Within one year                                        31        58
   Between one and two years                               3        31
   Between two and five years                              -         4
                                                      ------    ------
                                                          34        93

Less: finance charges allocated to future periods         (1)       (9)
                                                      ------    ------
                                                          33        84
                                                      ======    ======

Finance leases and hire purchase contracts are analysed as follows:

Current obligations                                       31        51
Non-current obligations                                    2        33
                                                      ------    ------
                                                          33        84
                                                      ======    ======

Analysis of changes in finance leasing during the year:

                                                                 >C>
At 4 January                                              84        248
Capital element of finance lease rental payments         (51)      (168)
Effect of foreign exchange rate changes                    -          4
                                                      ------     ------
At 31 December                                            33         84
                                                      ======     ======

Annual commitments of the group under non-cancellable operating leases are as follows:

                                    Land and Buildings       Other
                                    1993       1992      1993     1992
                                   (pound)    (pound)   (pound)  (pound)
                                    (000)      (000)     (000)    (000)
Operating leases which expire:
   Within one year                     -          -        18       37
   Between two and five years        112         85        78       92
   Over five years                    74         82         -        -
                                   -----      -----     -----    -----
                                     186        167        96      129
                                   =====      =====     =====    =====

The company had no commitments under operating leases at 31 December 1993 (1992: nil).

20.  PROVISIONS FOR LIABILITIES AND CHARGES

Deferred taxation provided in the accounts and the amounts not provided are as follows:-

                                       Provided          Not provided
                                     1993      1992      1993      1992
                                    (pound)   (pound)   (pound)   (pound)
                                     (000)     (000)     (000)     (000)
Group

Capital allowances in
   advance of depreciation             25        42       241       241
Short term timing differences          (4)      (34)        -         -
                                    -----     -----     -----     -----
                                       21         8       241       241
                                    =====     =====     =====     =====

Company

Short term timing differences           4          -         -         -
                                    =====      =====     =====     =====

21.  SHARE CAPITAL

                                                         1993       1992
                                                        (pound)    (pound)
                                                         (000)      (000)
Authorised

Ordinary shares of 5p each                              3,000         -
'A' ordinary shares of 5p each                              -       209
'B' ordinary shares of 5p each                              -        77
Deferred shares of 5p each                                  -       319
Preferred ordinary shares of 0.05p each                     -         2
Redeemable preference shares of (pound)1 each               -     1,150
                                                        -----     -----
                                                        3,000     1,757
                                                        =====     =====














Allotted, called up and fully paid

                                         1993     1992     1993      1992
                                         No       No      (pound)   (pound)
                                        (000)    (000)     (000)     (000)
Ordinary shares of 5p each              23,269        -   1,163         -
'A' ordinary shares of 5p each               -    4,104       -       205
'B' ordinary shares of 5p each               -      476       -        24
Deferred shares of 5p each                   -    6,375       -       319
Preferred ordinary shares
  of 0.05p each                              -    4,854       -         2
Redeemable preference shares
 of (pound)1 each                            -    1,150       -     1,150
                                        ------   ------   -----     -----
                                        23,269   16,959   1,163     1,700
                                        ======   ======   =====     =====

On 8 April 1993, the company purchased 100,000 of the 'A' ordinary shares in issue at a price of 50p per share.

On 26 August 1993 the authorised share capital was increased from (pounds)1,757,245 to (pounds)1,759,745 by the creation of 50,000 new 'B' ordinary shares.

On 11 November 1993:

- - 1,057,000 'B' ordinary shares were issued at par;

- - 50,000 'B' ordinary shares were issued at 50p per share;

- - 82,618 'A' ordinary shares were issued at par;

- - the authorised share capital of the company was increased from (pounds)1,759,745 to (pounds)2,030,762 by the creation of 542,033,625 new preferred ordinary shares;

- - (pounds)240,267 of the amount standing to the credit of the share premium account and reserves was capitalised by the issue of 480,533,625 preferred ordinary shares credited as fully paid at par, on the basis of 99 new preferred ordinary shares for every one such share held;

- - every 100 preferred ordinary shares were consolidated into one preferred ordinary share of 5p;

- - all of the preferred ordinary shares, 'A' ordinary shares and 'B' ordinary shares were converted into and redesignated as ordinary shares;

- - the authorised share capital of the company was increased from (pounds)2,030,762 to (pounds)4,468,767 by the creation of 48,760,109 new ordinary shares; and

- - 2,222,214 ordinary shares were issued at a price of 135p per share. (pounds)526,180 of the amount standing to the credit of reserves was capitalised and applied in paying up in full at par 10,523,603 ordinary shares. All of the redeemable preference shares and deferred shares were redeemed at par and the authorised share capital was reduced by (pounds)1,468,767.

On 25 November 1993, all of the ordinary shares were listed on the London Stock Exchange, issued as fully paid at a price of 135p per share.

Analysis of changes in share capital during the year:

                                                        1993       1992
                                                       (pound)    (pound)
                                                        (000)      (000)
At 4 January                                            1,700      1,700
Net cash outflow from financing                        (1,304)         -
Capitalisation of reserves                                767          -
                                                        -----      -----
                                                        1,163      1,700
                                                        =====      =====

22.  RESERVES

                                        Share       Capital      Profit
                                        premium     redemption   and loss
                                        account     reserve      account
                                         (pound)    (pound)      (pound)
                                          (000)      (000)        (000)

Group

At 4 January 1993                          140          -          499
Exchange difference on retranslation
   of net assets of subsidiary
   undertaking                               -          -           13
Shares redeemed                              -          5          (50)
Arising on share issues                  2,912          -            -
Share issue costs                         (603)         -            -
Capitalisation of reserves                (163)        (5)        (599)
Retained profit for the year                 -          -        1,412
                                         -----      -----        -----
At 31 December 1993                      2,286          -        1,275
                                         =====      =====        =====

Company

At 4 January 1993                          140          -           37
Shares redeemed                              -          5          (50)
Arising on share issues                  2,912          -            -
Share issue costs                         (603)         -            -
Capitalisation of reserves                (163)        (5)        (599)
Retained profit for the year                 -          -          656
                                         -----      -----        -----
At 31 December 1993                      2,286          -           44
                                         =====      =====        =====








23.  NET CASH INFLOW FROM SHARE MOVEMENTS

                                                      1993        1992
                                                     (pound)     (pound)
                                                      (000)       (000)
Nominal value of shares issued                          170          -
Share premium                                         2,912          -
                                                      -----      -----
                                                      3,082          -
Share issue costs                                      (603)         -
Shares redeemed                                      (1,519)         -
                                                      -----      -----
                                                        960          -
                                                      =====      =====

24.  CAPITAL COMMITMENTS

                                                        1993      1992
                                                       (pound)   (pound)
                                                        (000)     (000)
Group
Contracted for but not provided in the accounts            3         -
                                                       =====     =====
Authorised by the directors but not contracted for       349       310
                                                       =====     =====

Company

The company had no capital commitments at the period end (1992: Nil).


25.  PENSION COMMITMENTS

The group operates a defined contribution scheme for all qualifying employees. The assets of the scheme are held separately from those of the group in an independently administered fund.

26.  DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Group's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ from United States generally accepted accounting principles ("US GAAP"). The principal differences as they apply to the Group are summarised below:

However, these differences do not have any significant impact on profit for the year ended December 31, 1993, or on shareholders equity at that date.

Deferred taxation

The Group provides for deferred taxation using the liability method only where, in the opinion of the Directors, it is probable that the taxation liability will crystallise within the foreseeable future. Under US Statement of Financial Accounting Standards ("FAS") 109, deferred taxation is computed using the liability method under which deferred taxation liabilities on temporary differences are fully provided and future taxation benefits are recognised as deferred taxation assets to the extent that their realisation is more likely than not.

Ordinary dividends

In the consolidated financial statements, final Ordinary dividends are provided for in the year in respect of which they are recommended by the Board of Directors for approval by the shareholders. Under US GAAP, dividends are not provided for until declared.

Consolidated statement of cash flows

The consolidated statements of cash flows prepared under UK GAAP, present substantially the same information as that required under US GAAP by FAS 95, "Statement of Cash Flows". These Standards differ, however, with regard to classification of items within the statements and as regards the definition of cash and cash equivalents.

Under US GAAP,cash and cash equivalents would not include bank overdrafts and borrowings with initial maturities of less than three months. Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation investing activities and financing activities. US GAAP, however, requires only three categories of cash flow activity to be reported, operating, investing and financing.
Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP. The payment of dividends would be included as a financing activity under US GAAP. Under US GAAP, capitalised interest is treated as part of the cost of the asset to which it relates and thus included as part of investing cash flows, under UK GAAP all interest is treated as part of returns on investments and servicing of finance.

Concentrations of credit risk

Potential concentrations of credit risk to the Group consist principally of short term cash investments, trade loans and trade receivables.

The Group only deposits short term cash surpluses with high credit quality banks and institutions and, by policy, limits the amount of credit exposure to any one bank or institution. Trade receivables comprise a large, widespread customer base.

At December 31, 1993, the Group did not consider there to be any significant concentration of credit risk.

Segmental information

The total assets of the Group split by geographical location are as follows:

                                                                          1993
                                                                         (pound)
                                                                          (000)
United Kingdom                                                            7,913
United States                                                               912
                                                                          -----
                                                                          8,825
                                                                          =====

[LOGO]


REPORT OF THE INDEPENDENT AUDITORS
to the Board of Directors Lilliput Group plc


We have audited the accompanying consolidated balance sheet of Lilliput Group plc as of December 31, 1993 and the related consolidated statements of income, total recognised gains and losses and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audit in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respect, the consolidated financial position of Lilliput Group plc at December 31, 1993, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those followed in the United States (see Note 26 of Notes to the Accounts).





                                                           /s/Ernst & Young


                                                              Ernst & Young
                                                      Chartered Accountants

Manchester, England
April 13, 1994 except for
Note 26-Differences between UK and United States Generally
Accepted Accounting Principles, as to which the date is December 9, 1994

[LOGO]





CONSENT OF INDEPENDENT AUDITORS
to the Board of Directors and Shareholders of Stanhome Inc.:


We consent to the incorporation by reference in the Registration Statements

(Form S-8 No 2-97934, No 33-11415, No 33-42974 and No 33-50723) of Stanhome

Inc. of our report dated 13 April 1994 except for Note 26 - Differences between UK and US Generally Accepted Accounting Principles, as to which the date is 9 December 1994, with respect to the consolidated financial statements of Lilliput Group plc as at 31 December 1993 and for the year then ended, included in Amendment No 1 to the Current Report (Form 8-K/A)

dated 14 December 1994 of Stanhome Inc. filed with the Securities and

Exchange Commission in relation to the Form 8-K filed by Stanhome Inc.

dated 14 October 1994.



                                                     /s/Ernst & Young



                                                        Ernst & Young
                                                Chartered Accountants
                                                           Manchester
                                                      9 December 1994

                            LILLIPUT GROUP plc

                 INTERIM RESULTS FOR THE NINE MONTHS ENDED

                             30 SEPTEMBER 1994

                            LILLIPUT GROUP plc

                       GROUP PROFIT AND LOSS ACCOUNT
                                (Unaudited)
                                       Nine Months Ended       Year Ended
                                       -----------------       ----------
                                  30 September  30 September   31 December
                                      1994          1993          1993
                                    (pound)        (pound)       (pound)
                                     (000)          (000)         (000)
Turnover                             11,772        11,600        16,506
Cost of sales                        (6,000)       (5,781)       (8,117)
                                    -------       -------       -------
Gross profit                          5,772         5,819         8,389
Distribution costs                   (2,188)       (2,037)       (2,940)
Administrative expenses              (2,277)       (1,765)       (2,398)
                                    -------       -------       -------
                                     (4,466)       (3,802)       (5,338)
                                    -------       -------       -------
Operating profit                      1,307         2,017         3,051
                                    -------       -------       -------
Interest receivable                     144            57            95
Interest payable                        (40)          (54)          (71)
                                    -------       -------       -------
                                        104             3            24
                                    -------       -------       -------
Profit on ordinary activities
  before taxation                     1,411         2,020         3,075
Tax on profit on ordinary
  activities                           (601)         (761)       (1,094)
                                    -------       -------       -------
Profit on ordinary activities
  after taxation                        810         1,259         1,981
Preference dividends                      -           (86)         (156)
                                    -------       -------       -------
Profit attributable to
  equity shareholders                   810         1,173         1,825
Ordinary dividends                     (384)            -          (413)
                                    -------       -------       -------
Retained profit for the period          426         1,173         1,412
                                    =======       =======       =======
Earnings per ordinary
  share (note 3)                       3.5p          6.3p          9.5p

                            LILLIPUT GROUP plc

           GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
                                (Unaudited)
                                          Nine Months Ended      Year Ended
                                          -----------------      ----------
                                    30 September  30 September   31 December
                                        1994          1993          1993
                                       (pound)       (pound)       (pound)
                                        (000)         (000)         (000)
Profit on ordinary activities
  after taxation                         810         1,259          1,981

Exchange differences on
  retranslation of net assets
  of subsidiary undertaking              (26)            -             13
                                       -----         -----          -----
Total recognised gains and losses
  relating to the period                 784         1,259          1,994
                                       =====         =====          =====
Reconciliation of shareholders'
  funds

Total recognised gains and losses        784         1,259          1,994

Dividends                               (384)          (86)          (569)

Other movements
  New shares issued                        -             -          3,082
  Share issue costs                        -             -           (603)
  Shares redeemed                          -           (50)        (1,519)
                                       -----         -----          -----
                                         400         1,123          2,385
Shareholders' funds at
  beginning of period                  4,724         2,339          2,339
                                       -----         -----          -----
Shareholders' funds at
  end of period                        5,124         3,462          4,724
                                       =====         =====          =====

                            LILLIPUT GROUP plc

                            GROUP BALANCE SHEET
                                (Unaudited)
                                   30 September  30 September   31 December
                                       1994          1993          1993
                                     (pound)        (pound)       (pound)
                                      (000)          (000)         (000)
Fixed assets
  Tangible assets                      1,750         1,881         1,801
Current assets
  Stocks                               1,108           798           858
  Debtors                              2,800         2,908         2,145
  Cash at bank and in hand             3,674         1,824         4,021
                                      ------        ------        ------
                                       7,582         5,530         7,024
Creditors: amounts falling due
  within one year                      3,569         3,277         3,439
                                      ------        ------        ------
Net current assets                     4,013         2,253         3,585
                                      ------        ------        ------
Total assets less
  current liabilities                  5,763         4,134         5,386
Creditors: amounts falling due
  after more than one year              (618)         (670)         (641)
Provision for liabilities
  and charges                            (21)           (2)          (21)
                                      ------        ------        ------
                                       5,124         3,462         4,724
                                      ======        ======        ======
Capital and reserves
  Called up share capital              1,163         1,700         1,163
  Share premium account                2,286           140         2,286
  Profit and loss account              1,675         1,622         1,275
                                      ------        ------        ------
                                       5,124         3,462         4,724
                                      ======        ======        ======

                            LILLIPUT GROUP plc

                       GROUP STATEMENT OF CASH FLOWS
                                (Unaudited)
                                       Nine Months Ended       Year Ended
                                       -----------------       ----------
                                  30 September  30 September   31 December
                                      1994          1993          1993
                                    (pound)       (pound)        (pound)
                                     (000)         (000)          (000)
Net cash inflow from operating
  activities (note 2)                1,045         1,269         3,383
Returns on investment and
  servicing of finance
Interest received                      144            57            95
Interest paid                          (40)          (54)          (71)
Dividends paid                        (140)         (288)         (631)
                                    ------        ------        ------
Net cash outflow from returns
  on investments and
  servicing of finance                 (36)         (285)         (607)
                                    ------        ------        ------
Taxation
Corporation tax paid                  (981)          (90)         (612)
Investing activities
Payments to acquire
  tangible fixed assets               (347)         (241)         (319)
Receipts from sales of
  tangible fixed assets                 25             -            23
                                    ------        ------        ------
Net cash outflow from
  investing activities                (322)         (241)         (296)
                                    ------        ------        ------
Net cash (outflow)/inflow
  before financing                    (294)          653         1,868
                                    ======        ======        ======
Financing
Issue of ordinary share capital          -             -        (3,082)
Redemption of share capital              -            50         1,519
Share issue costs                        -             -           603
Repayment of long term loans            22            (8)            1
Repayments of capital element of
  finance lease rentals                 31            30            51
                                    ------        ------        ------
Net cash outflow/(inflow)
  from financing                        53            72          (908)
(Decrease)/increase in cash
  and cash equivalents                (347)          581         2,776
                                    ------        ------        ------
                                      (294)          653         1,868
                                    ======        ======        ======

                            LILLIPUT GROUP plc

                       NOTES TO THE INTERIM ACCOUNTS
                           AT 30 SEPTEMBER 1994
                                (Unaudited)

1.  BASIS OF PREPARATION

The interim accounts have been prepared on the basis of the accounting policies set out in the Group's 1993 Annual Report. Fixed annual charges are apportioned to the interim period on the basis of time elapsed. Other expenses are accrued in accordance with the same principles used in the preparation of the annual accounts. The taxation charge is calculated by applying the directors' best estimate of the annual effective tax rate to the profit for the period.

2.  RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING
    ACTIVITIES

                                      Nine Months Ended        Year Ended
                                      -----------------        ----------
                                 30 September  30 September   31 December
                                     1994          1993           1993
                                    (pound)       (pound)       (pound)
                                     (000)         (000)         (000)
Operating profit                     1,307         2,017          3,051
Depreciation charges                   371           223            368
Profit on sale of tangible
  fixed assets                           -             -            (11)
                                    ------        ------         ------
                                     1,678         2,240          3,408
Increase in stocks                    (250)         (381)          (441)
Increase in debtors                   (655)         (889)          (108)
Increase in creditors                  272           299            524
                                    ------        ------         ------
                                     1,045         1,269          3,383
                                    ======        ======         ======

3.  EARNINGS PER ORDINARY SHARE

Earnings per ordinary share are based on the profit attributable to equity shareholders for the period and on 23,269,420 (1993: 18,716,189) ordinary shares, being the weighted average number of ordinary shares in use, as adjusted, during the period.

4.  PAYMENT OF DIVIDEND

The interim dividend of 1.65p per share will be paid on 14 October 1994 to holders of ordinary shares on the register at the close of business on 29 September 1994 (23,269,420 shares or (pounds)384,000).

5.  DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Group's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom which differ from United States generally accepted accounting principles. The principal accounting and financial reporting differences as they apply to the Group consist of the following:

      Accounting for deferred taxation

      Accounting for Ordinary dividends

      Classification and definition of items included in the consolidated statement of cash flows

      Disclosure of concentration of credit risks

      Disclosure of business segmental information

The above differences do not have a significant impact on profit for the nine months ended 30 September 1994, or on shareholders equity at that date.

              PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                   STANHOME INC. AND LILLIPUT GROUP plc

                            SEPTEMBER 30, 1994



The historical condensed consolidated balance sheets of Stanhome Inc. and

Lilliput Group plc ("Lilliput") have been consolidated into a pro forma condensed consolidated balance sheet using the consolidated balance sheet at the end of the third quarter of the fiscal year for each entity

(September 30, 1994 for both).  The Lilliput balance sheet has been translated to U.S. dollars, using FASB 52 guidelines, and reclassified to the Stanhome Inc. reporting format.  An exchange rate of 1.5795 dollars per pound was used.  The pro forma condensed consolidated balance sheet has been prepared assuming the transaction was consummated at the balance sheet date and includes adjustments which give effect to events that are attributable to the transaction whether they have a continuing or non recurring impact.  The excess of the purchase price over the net book value acquired was recorded as goodwill, in other assets.  The adjustment of the allocation of the purchase price may change as a result of future determinations as to the fair value of the net assets acquired, but the

Company believes that there is not a substantial difference between fair value and net book value of the net assets acquired.  This statement should be read in conjunction with the historical consolidated financial statements of Stanhome Inc. included in its latest Form 10-Q and Lilliput included in this Form 8-K/A.

                                  STANHOME INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1994
                                 (In Thousands)
                                                            Lilliput      Adjustments
                                           Stanhome Inc.    Group plc       Increase
                                           (Historical)    (Historical)    (Decrease)      Pro Forma
                                           -------------   ------------   -----------      ---------
ASSETS
CURRENT ASSETS:
  Cash and certificates of deposit          $ 11,138        $  5,803       $      -        $ 16,941
  Marketable securities, at cost (which
    approximates market value)                20,523               -      (  16,800)(g)       3,723
  Notes and accounts receivable, net         160,538           4,055              -         164,593
  Inventories                                107,848           1,750              -         109,598
  Prepaid advertising                         47,308               -              -          47,308
  Other prepaid expenses                       7,048             368              -           7,416
                                            --------        --------       --------        --------
     Total current assets                    354,403          11,976      (  16,800)        349,579
                                            --------        --------       --------        --------
PROPERTY, PLANT AND EQUIPMENT, at cost       108,717           5,261      (   2,497)(f)     111,481
  Less - Accumulated depreciation and
         amortization                         64,675           2,497      (   2,497)(f)      64,675
                                            --------        --------       --------        --------
                                              44,042           2,764              -          46,806
                                            --------        --------       --------        --------
OTHER ASSETS:
  Intangibles
    Goodwill, net                             42,017               -         53,907 (f)      95,924
    Product lines and other, net              17,737               -              -          17,737
  Other                                       11,003               -              -          11,003
                                            --------        --------       --------        --------
     Total other assets                       70,757               -         53,907         124,664
                                            --------        --------       --------        --------
                                            $469,202        $ 14,740       $ 37,107        $521,049
                                            ========        ========       ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes and loans payable                   $ 19,364        $  1,027       $ 60,000 (f)    $ 63,591
                                                                          (  16,800)(g)
  Accounts payable                            51,882           1,596              -          53,478
  Federal, state and foreign taxes            32,749             960              -          33,709
  Other accrued expenses                      74,777           3,064          2,000 (f)      79,841
                                            --------        --------       --------        --------
     Total current liabilities               178,772           6,647         45,200         230,619
                                            --------        --------       --------        --------
LONG-TERM LIABILITIES:
  Foreign employee severance obligations      13,602               -              -          13,602
  Pensions                                     8,099               -              -           8,099
                                            --------        --------       --------        --------
     Total long-term liabilities              21,701               -              -          21,701
                                            --------        --------       --------        --------
SHAREHOLDERS' EQUITY
  Common stock                                 3,154           1,837      (   1,837)(f)       3,154
  Capital in excess of par value              37,071           3,611      (   3,611)(f)      37,071

  Retained earnings                          356,815           2,645      (   2,645)(f)     356,815
  Cumulative translation adjustments       (  25,167)              -              -       (  25,167)
                                            --------        --------       --------        --------
                                             371,873           8,093      (   8,093)        371,873
  Less: Shares held in treasury, at cost     103,144               -              -         103,144
                                            --------        --------       --------        --------
     Total shareholders' equity              268,729           8,093      (   8,093)        268,729
                                            --------        --------       --------        --------
                                            $469,202        $ 14,740       $ 37,107        $521,049
                                            ========        ========       ========        ========

See Notes to Pro Forma Financial Information.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                   STANHOME INC. AND LILLIPUT GROUP plc

                   FOR THE YEAR ENDED DECEMBER 31, 1993



The historical condensed consolidated statements of income of Stanhome Inc.

and Lilliput Group plc ("Lilliput") for the year ended December 31, 1993 have been consolidated into a pro forma condensed consolidated statement of income.  The Lilliput income statement has been converted to U.S. dollars,

using FASB 52 guidelines, and reclassified to the Stanhome Inc. reporting format.  An exchange rate of 1.5100 dollars per pound was used.  The pro forma adjustments have been computed assuming the transaction was consummated at the beginning of the year and include adjustments which give effect to events that are attributable to the transaction and that are expected to have a continuing impact.  This statement should be read in conjunction with the historical consolidated financial statements of

Stanhome Inc. included in its latest Form 10-K and Lilliput included in this Form 8-K/A.

                                  STANHOME INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1993
                    (In thousands, except per share amounts)
                                                             Lilliput       Adjustments
                                             Stanhome Inc.   Group plc        Increase
                                             (Historical)   (Historical)     (Decrease)    Pro Forma
                                             -------------  ------------    -----------    ---------
NET SALES                                     $750,663       $ 23,056        $      -       $773,719
COST OF SALES                                  304,660         11,349               -        316,009
                                              --------       --------        --------       --------
GROSS PROFIT                                   446,003         11,707               -        457,710

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE    363,451          7,100             100 (a)    370,651
RESTRUCTURING CHARGE                            17,000              -               -         17,000
                                              --------       --------        --------       --------
OPERATING PROFIT                                65,552          4,607       (     100)        70,059

  Interest expense                           (   2,011)     (     107)      (   3,483)(b)  (   5,601)
  Other income, net                              2,599            143       (   1,372)(c)      1,370
                                              --------       --------        --------       --------
INCOME BEFORE INCOME TAXES                      66,140          4,643       (   4,955)        65,828
  Income taxes                                  33,007          1,652       (   1,207)(e)     33,452
                                              --------       --------        --------       --------
NET INCOME                                      33,133          2,991       (   3,748)        32,376
  Preference dividends                               -      (     235)            235 (d)          -
                                              --------       --------        --------       --------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS   $ 33,133       $  2,756       ($  3,513)      $ 32,376
                                              ========       ========        ========       ========
EARNINGS PER COMMON SHARE:
  Primary                                        $1.68                                         $1.64
  Fully diluted                                  $1.67                                         $1.64
AVERAGE SHARES:
  Primary                                       19,749                                        19,749
  Fully diluted                                 19,791                                        19,791

See Notes to Pro Forma Financial Information.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                   STANHOME INC. AND LILLIPUT GROUP plc

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994



The historical condensed consolidated statements of income of Stanhome Inc.

and Lilliput Group plc ("Lilliput") for the nine months ended September 30,

1994 have been consolidated into a pro forma condensed consolidated statement of income.  The Lilliput income statement has been converted to

U.S. dollars, using FASB 52 guidelines, and reclassified to the Stanhome

Inc. reporting format.  An exchange rate of 1.5305 dollars per pound was used.  The pro forma adjustments have been computed assuming the transaction was consummated at the beginning of the nine month period and include adjustments which give effect to events that are attributable to the transaction and that are expected to have a continuing impact.  This statement should be read in conjunction with the historical consolidated financial statements of Stanhome Inc. included in its latest Form 10-Q and

Lilliput included in this Form 8-K/A.

                                  STANHOME INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                    (In thousands, except per share amounts)
                                                             Lilliput       Adjustments
                                             Stanhome Inc.   Group plc        Increase
                                             (Historical)   (Historical)     (Decrease)     Pro Forma
                                             -------------  ------------    -----------     ---------
NET SALES                                     $553,616       $ 16,067        $      -       $569,683

COST OF SALES                                  229,324          8,493               -        237,817
                                              --------       --------        --------       --------
GROSS PROFIT                                   324,292          7,574               -        331,866

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE    266,500          5,574              75 (a)    272,149
                                              --------       --------        --------       --------
OPERATING PROFIT                                57,792          2,000       (      75)        59,717

  Interest expense                           (     514)     (      61)      (   2,642)(b)  (   3,217)
  Other income, net                              2,124            221       (     974)(c)      1,371
                                              --------       --------        --------       --------
INCOME BEFORE INCOME TAXES                      59,402          2,160       (   3,691)        57,871

  Income taxes                                  26,544            920       (     915)(e)     26,549
                                              --------       --------        --------       --------
NET INCOME                                    $ 32,858       $  1,240       ($  2,776)      $ 31,322
                                              ========       ========        ========       ========
EARNINGS PER COMMON SHARE:
  Primary and fully diluted                      $1.67                                         $1.60
                                                 =====                                         =====
AVERAGE SHARES:
  Fully diluted                                 19,619                                        19,619

See Notes to Pro Forma Financial Information.

                 NOTES TO PRO FORMA FINANCIAL INFORMATION



(a)  Reflects additional corporate general and administrative expense as a result of the acquisition.

(b)  Reflects additional interest expense on borrowings incurred to finance the acquisition.

(c)  Reflects amortization over a forty year period of goodwill which resulted from the excess of acquisition costs over the net book value acquired.

(d)  The year 1993 Lilliput preferred dividends were eliminated as intercompany dividends after the acquisition.

(e)  Reflects the tax effects of above entries (a) and (b).

(f)  Reflects the total purchase price of $62,000,000, including transaction fees, for all of the Lilliput Group plc common stock,

     comprised from short-term bank loans.  The transaction fees were accrued as at the acquisition date.  The excess of acquisition costs over the net book value acquired was recorded as goodwill, in other assets.  The property, plant and equipment acquired is presented on a net basis.

(g)  Reflects the elimination of Lilliput stock purchased by Stanhome Inc.

     in September, in conjunction with Stanhome's cash offer for all the shares of Lilliput, and the related short-term borrowing.